Exhibit 99.1

January 24, 2024
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Fourth Quarter 2023 Revenue and Earnings
•Results include a $71.7 million operating loss in third-party insurance business, initiated exit of the business during the quarter
•U.S. Xpress achieved positive Adjusted Operating Income for the quarter

Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift" or "the Company"), one of the largest and most diversified freight transportation companies, operating the largest full truckload fleet in North America, today reported fourth quarter 2023 net loss attributable to Knight-Swift of $10.7 million and Adjusted Net Income Attributable to Knight-Swift1 of $14.5 million. GAAP (loss) earnings per diluted share for the fourth quarter of 2023 were $(0.07), compared to $0.92 for the fourth quarter of 2022. The Adjusted EPS was $0.09 for the fourth quarter of 2023, compared to $1.00 for the fourth quarter of 2022. The current quarter results include an operating loss of $71.7 million for our third-party insurance business, which management has decided to exit as further discussed below. The insurance loss negatively impacted our Adjusted EPS by $0.30. Excluding the loss on the insurance business, our Adjusted EPS would have been $0.39.

Key Financial Highlights
During the fourth quarter of 2023, consolidated total revenue was $1.9 billion, which is a 10.8% increase from the fourth quarter of 2022. Consolidated operating income was $18.3 million, reflecting a decrease of 91.0%, as compared to the same quarter last year, primarily due to the $71.7 million operating loss in our third-party insurance business and the 58.7% decline in operating income of our Truckload segment.
•Truckload — 93.9% Adjusted Operating Ratio, with a 25.5% year-over-year increase in revenue, excluding fuel surcharge and intersegment transactions, driven by the inclusion of the truckload business of U.S. Xpress Enterprises, Inc. ("U.S. Xpress"), acquired effective July 1, 2023. U.S. Xpress achieved positive Adjusted Operating Income for the quarter, though its inclusion also negatively impacted the Adjusted Operating Ratio for this segment by 250 basis points.
•LTL — 85.5% Adjusted Operating Ratio, while revenues, excluding fuel surcharge, increased 13.8% and Adjusted Operating Income grew 14.0% year-over-year. Shipments increased 11.9% and revenue per shipment excluding fuel surcharge increased 7.4% year-over-year.
•Logistics — 93.1% Adjusted Operating Ratio with a gross margin of 17.8% while load count increased 2.6% year-over-year. Excluding the results of the U.S. Xpress logistics business, load count declined by 22.7%. The Adjusted Operating Ratio was negatively impacted by 40 basis points due to the inclusion of the U.S. Xpress logistics business.
•Intermodal — 104.7% operating ratio, as revenue per load declined 19.7% year-over-year, partially offset by load count growth of 4.2%. Sequentially, load count declined by 6.0%.
•All Other Segments — Operating loss increased to $83.5 million in the current quarter including the $71.7 million operating loss of our third-party insurance business. The insurance loss negatively impacted our Adjusted EPS by $0.30. Management has decided to exit this business and plans to cease all third-party insurance operations by the end of the first quarter of 2024.
•Tax Rate Impact of Third-Party Insurance Loss — Because the loss in the insurance business largely offset the pre-tax earnings of the other businesses, the impact of the non-deductible expenses resulted in a negative effective tax rate for the quarter. Our Adjusted EPS of $0.09 is calculated using a normalized 24.3% effective tax rate for the quarter.

	Quarter Ended December 31, [1]
	2023	2022	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,931,919	$1,743,623	10.8%
Revenue, excluding truckload and LTL fuel surcharge	$1,692,179	$1,515,774	11.6%
Operating income	$18,280	$202,523	(91.0)%
Adjusted Operating Income [2]	$46,754	$218,731	(78.6)%
Net (loss) income attributable to Knight-Swift	$(10,655)	$148,701	(107.2)%
Adjusted Net (Loss) Income Attributable to Knight-Swift [2]	$14,468	$161,177	(91.0)%
(Loss) Earnings per diluted share	$(0.07)	$0.92	(107.6)%
Adjusted EPS [2]	$0.09	$1.00	(91.0)%
1For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
2See GAAP to non-GAAP reconciliation in the schedules following this release.
Our GAAP and non-GAAP results for the quarter included certain items that impact the comparability of year-over-year results. These items included the $71.7 million operating loss in our third-party carrier insurance business and the $17.8 million increase in net interest expense year-over-year. Impairment of $2.2 million, legal and loss contingency costs of $6.5 million and acquisition-related expenses of $1.2 million are also excluded from our non-GAAP results.
David Jackson, CEO of Knight-Swift, commented, "The challenging truckload market persists while the less-than- truckload ("LTL") market continues to see positive volume and pricing. The full truckload market capacity oversupply, coupled with customers’ efforts to reduce inventory levels have contributed to a difficult operating environment. Despite the challenging current truckload environment, our operating approach, diversification, and growth efforts are evident. Over the past four years, we have experienced extreme truckload freight volatility in both directions. Over that time, our truckload Adjusted Operating Ratio has averaged 83.5%. Through the high points of cycles, we have been able to generate significant cash flows that exceed the capital needs of our existing operations and enable meaningful investments to expand and diversify our business, such as establishing an LTL network through acquisition and organic growth.
Since mid-2021 our cash flow generation, profitability, and access to capital have funded acquisitions and organic facility growth producing an annual run rate of nearly $1.0 billion in LTL revenue, with additional LTL facilities in the pipeline for implementation. Additionally, our strong financial position enabled our purchase of U.S. Xpress this past summer. In the first two quarters of ownership, we have made significant cost improvement and even some rate improvement, leading to slight profitability in the fourth quarter. We are ahead of schedule and believe an improvement in market conditions will enable U.S. Xpress to achieve our initial three-year targets, and longer-term, to perform at traditional Knight-Swift truckload levels.
We are grateful for the hard work of our people and appreciate their efforts to help us navigate this difficult environment. We will continue to make investments in people, technology, and businesses to drive returns throughout market cycles. At the same time, we review capital allocation to existing businesses on an ongoing basis, and given the performance of our third-party insurance business, we have decided to exit this market. We do not expect this business to have a material impact on our results in 2024."

2

Other Income (Expense), net — We recorded $6.8 million of income within "Other income (expense), net" in the fourth quarter of 2023, as compared to $5.5 million of income in the fourth quarter of 2022.
Income Taxes — The effective tax rate was (13.3)% for the fourth quarter of 2023 due to the factors discussed above, compared to 22.2% for the fourth quarter of 2022. We expect the full year 2024 effective tax rate will be in the range of 25% to 26%.
Dividend — On November 8, 2023, our board of directors declared a quarterly cash dividend of $0.14 per share of our common stock. The dividend was payable to the Company's stockholders of record as of December 8, 2023 and was paid on December 22, 2023.

Segment Financial Performance
Truckload Segment 1

	Quarter Ended December 31,
	2023	2022	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge and intersegment transactions	$1,155,723	$920,817	25.5%
Operating income	$65,806	$159,366	(58.7%)
Adjusted Operating Income [2]	$69,942	$159,720	(56.2%)
Operating ratio	95.1%	85.5%	960	bps
Adjusted Operating Ratio [2]	93.9%	82.7%	1,120	bps

1For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
2See GAAP to non-GAAP reconciliation in the schedules following this release.
Our diverse Truckload segment consists of our irregular route truckload, dedicated truckload, refrigerated, expedited, flatbed, and cross-border operations across our brands with approximately 16,400 irregular route tractors and nearly 7,200 dedicated tractors.
The Truckload segment continues to experience an extremely difficult environment, operating with a 93.9% Adjusted Operating Ratio in a fourth quarter that saw only modest levels of seasonal project business and freight demand that was generally in line with the third quarter before slowing meaningfully in December. The Adjusted Operating Ratio of the truckload business, excluding U.S. Xpress that was acquired in the third quarter, was essentially flat with the third quarter of 2023 as higher insurance and claims expense partially offset cost progress in other areas. The inclusion of U.S. Xpress negatively impacted the Adjusted Operating Ratio by 250 basis points, but U.S. Xpress did achieve positive Adjusted Operating Income for the first time since the July acquisition. Revenue per loaded mile, excluding fuel surcharge and intersegment transactions, declined 11.6% year-over-year (11.0% before including the U.S. Xpress truckload business) but was up 1.4% from the previous quarter, driven by ongoing progress in the U.S. Xpress business while rates in the existing business were stable. Miles per tractor increased 8.4% year-over-year (6.4% before including U.S. Xpress), largely driven by our disposal of approximately 1,300 unseated tractors throughout the year in order to reduce cost. Revenue, excluding fuel surcharge and intersegment transactions, was $1.2 billion, an increase of 25.5% year-over-year, reflecting a 12.5% decline in the existing truckload business prior to the inclusion of U.S. Xpress. Excluding U.S. Xpress, revenue, excluding fuel surcharge, per tractor decreased 5.6% year-over-year as the decline in rates outweighed the improvement in miles per tractor.

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LTL Segment

	Quarter Ended December 31,
	2023	2022	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge	$232,077	$203,996	13.8%
Operating income	$29,785	$25,606	16.3%
Adjusted Operating Income [1]	$33,705	$29,564	14.0%
Operating ratio	89.2%	89.8%	(60	bps)
Adjusted Operating Ratio [1]	85.5%	85.5%	—	bps

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Our LTL segment operated well, producing an 85.5% Adjusted Operating Ratio during the fourth quarter of 2023, as revenue, excluding fuel surcharge, grew 13.8% and Adjusted Operating Income increased 14.0% year-over-year. Volumes were strong with shipments per day for the quarter increasing 11.9% year-over-year. Revenue per hundredweight, excluding fuel surcharge, increased 9.5%, while revenue per shipment, excluding fuel surcharge, increased by 7.4%, reflecting a 1.9% decrease in weight per shipment.
This month, we expect to close on the addition of fifteen terminals, which will serve to further extend the reach of our service offering and increase the density of our network. Combined with the ten properties already in progress of being brought online, we expect these investments will bring opportunities to service additional freight and customers. We remain encouraged by the strong performance within our LTL segment, and we continue to look for both organic and inorganic opportunities to geographically expand our footprint within the LTL market.
Logistics Segment 1

	Quarter Ended December 31,
	2023	2022	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$164,535	$173,155	(5.0%)
Operating income	$10,668	$23,133	(53.9%)
Adjusted Operating Income [2]	$11,278	$23,466	(51.9%)
Operating ratio	93.5%	87.1%	640	bps
Adjusted Operating Ratio [2]	93.1%	86.4%	670	bps

1For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
2See GAAP to non-GAAP reconciliation in the schedules following this release.
The Logistics segment Adjusted Operating Ratio was 93.1%, with a gross margin of 17.8% in the fourth quarter of 2023, down from 22.1% in the fourth quarter of 2022. This represents a slight improvement in Adjusted Operating Ratio over the third quarter. The U.S. Xpress logistics business made further progress and improved its Adjusted Operating Ratio to within approximately 150 basis points of our existing logistics business as we improve our cost structure and pricing despite a difficult environment. Our existing logistics load count declined by 22.7% year-over-year, before the addition of U.S. Xpress logistics volumes brought us to a 2.6% increase year-over-year. Revenue per load decreased by 7.4% year-over-year but improved by 10.5% from the third quarter.

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Intermodal Segment

	Quarter Ended December 31,
	2023	2022	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$94,431	$112,916	(16.4%)
Operating (loss) income	$(4,453)	$5,991	(174.3%)
Operating ratio	104.7%	94.7%	1,000	bps

The Intermodal segment operated with a 104.7% operating ratio while total revenue decreased 16.4% year-over-year to $94.4 million. While load count increased year-over-year by 4.2%, it declined 6.0% sequentially. Revenue per load declined 19.7% as a result of soft demand and competitive truck capacity. We remain focused on growing our load count and improving the efficiency of our assets as Intermodal continues to provide value to our customers and is complementary to the many services we offer.
All Other Segments

	Quarter Ended December 31,
	2023	2022	Change
	(Dollars in thousands)
Total revenue	$70,288	$131,549	(46.6%)
Operating loss	$(83,526)	$(11,573)	(621.7%)

All Other Segments include support services provided to our customers and third-party carriers, including insurance, equipment maintenance, equipment leasing, warehousing, trailer parts manufacturing, and warranty services. All Other Segments also include certain corporate expenses (such as legal settlements and accruals, as well as $11.7 million in quarterly amortization of intangibles related to the 2017 merger between Knight and Swift and certain acquisitions).
Revenue declined 46.6% year-over-year, largely as a result of our actions to address the challenges within our third-party insurance program, including significantly reducing exposures. The $83.5 million operating loss within our All Other Segments is primarily driven by the $71.7 million operating loss in the third-party insurance business. Based on recent results, including the continued negative development of insurance reserves, the Company decided to initiate exiting this business during the quarter and expects to cease all third-party insurance operations and cancel any remaining policies by the end of the first quarter of 2024. We do not expect this business to have a material impact to our results in 2024.

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Consolidated Liquidity, Capital Resources, and Earnings Guidance
Cash Flow Sources (Uses) 1

	Year-to-Date December 31,
	2023	2022	Change
	(In thousands)
Net cash provided by operating activities	$1,161,676	$1,435,853	$(274,177)
Net cash used in investing activities	(1,228,025)	(646,184)	(581,841)
Net cash provided by (used in) financing activities	150,690	(754,347)	905,037
Net increase in cash, restricted cash, and equivalents [2]	$84,341	$35,322	$49,019
Net capital expenditures	$(778,984)	$(617,142)	$(161,842)

1For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
2"Net increase in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the condensed consolidated balance sheets.
Liquidity and Capitalization — As of December 31, 2023, we had a balance of $1.2 billion of unrestricted cash and available liquidity and $7.1 billion of stockholders' equity. The face value of our debt, net of unrestricted cash ("Net Debt") was $2.5 billion as of December 31, 2023. Free Cash Flow3 for the year ended December 31, 2023 was $382.7 million. For the year, we generated $1.2 billion in operating cash flows and paid down $60.9 million in finance lease liabilities and $120.6 million on our operating lease liabilities. We obtained financing of $250.0 million in new long-term debt and $108.0 million from net borrowings on our accounts receivable securitization and assumed $337.9 million in debt and finance lease liabilities related to the U.S. Xpress acquisition.
Equipment and Capital Expenditures — Gain on sale of revenue equipment was $18.0 million in the fourth quarter of 2023, compared to $19.5 million in the same quarter of 2022. The average age of the tractor fleet within our Truckload segment was 2.5 years in the fourth quarter of 2023, compared to 2.7 years in the same quarter of 2022. The average age of the tractor fleet within our LTL segment was 4.4 years in the fourth quarter of 2023 compared to 4.3 years in the same quarter of 2022. Cash capital expenditures, net of disposal proceeds and excluding acquisitions, were $779.0 million for the year ended December 31, 2023. We expect net cash capital expenditures will be in the range of $625 million – $675 million for full-year 2024. Our expected net cash capital expenditures primarily represent replacements of existing tractors and trailers and investments in our terminal network, driver amenities, and technology, and excludes acquisitions.
________
3See GAAP to non-GAAP reconciliations in the schedules following this release.

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Guidance — Given the unusual degree of uncertainty as to the direction and magnitude of outcomes from bid season, the timing and degree of an inflection in market conditions, and the difficulty assessing prevailing levels of demand as a result of weather disruptions in January, we are adjusting our approach to earnings guidance to provide two quarters of forward visibility as opposed to the full year. We will reassess this approach as market conditions develop. We expect that Adjusted EPS1 will range from $0.37 to $0.41 for the first quarter of 2024 and will range from $0.53 to $0.57 for the second quarter of 2024. Our expected Adjusted EPS1 ranges are based on the current truckload, LTL, and general market conditions, recent trends, and the current beliefs, assumptions, and expectations of management, as follows:
•Truckload margin down slightly sequentially and improves in the second quarter,
•Truckload tractor count down modestly sequentially through the first half,
•Truckload miles per tractor increase mid-single digit percent year-over-year in the first half,
•LTL shipment count improves mid-to-high single digit percent year-over-year and revenue per hundredweight, excluding fuel surcharge, improves mid-to-high single digit percent year-over-year,
•Logistics volume declines high-single digit percent sequentially in the first quarter before partially recovering in the second quarter,
•Intermodal volumes flat year-over-year in the first quarter before building high-single digit percent in the second quarter,
•Equipment gains to be in the range of $7 million to $10 million per quarter,
•Net interest expense stable sequentially with fourth quarter levels through the first half,
•Net cash capital expenditures for the full year 2024 expected range of $625 million - $675 million,
•Expected tax rate of approximately 25% to 26% for the year.
The factors described under "Forward-Looking Statements," among others, could cause actual results to materially vary from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS1 guidance.
________
1Our calculation of Adjusted EPS starts with GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.35 for full-year 2024), as well as noncash impairments and certain other unusual items, if any.

Conference Call
Knight-Swift will host a live conference call with analysts and investors to discuss the earnings release, the results of operations, and other matters following its earnings press release on Wednesday, January 24, 2024, at 4:30 p.m. EST. The conference dial in information is +1 (888) 886-7786 (Conference ID: 87611655). Please note that since the call is expected to begin promptly as scheduled, you will need to join a few minutes before that time. Slides to accompany this call will be posted on the Company’s website and will be available to download just before the scheduled conference call. To view the presentation, please visit https://investor.knight-swift.com/, "Fourth Quarter 2023 Conference Call Presentation."

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Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is one of North America's largest and most diversified freight transportation companies, providing multiple full truckload, LTL, intermodal, and logistics services. Knight-Swift uses a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating one of the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of transportation services to our customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
David A. Jackson, President and Chief Executive Officer, or Adam W. Miller, Chief Financial Officer: (602) 606-6349

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Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "foresee," "will," "could," "should," "may," "feel", "goal," "continue," or similar expressions, which speak only as of the date the statement was made. Such statements are forward-looking statements and are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, share repurchases, leverage ratio, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic, industry, or Company conditions or performance, including, without limitation, expectations regarding future supply or demand, volume, or truckload capacity, and any statements of belief and any statement of assumptions underlying any of the foregoing. In this press release, such statements include, but are not limited to, statements concerning:
•any projections of or guidance regarding earnings, earnings per share, Adjusted EPS, revenues, cash flows, dividends, share repurchases, capital expenditures, or other financial items,
•expected freight environment, including freight demand, capacity, volumes, rates, costs, seasonality, and shipper inventory levels,
•future dividends,
•future effective tax rates,
•future performance or growth of our reportable segments, including expected network, technology, door count, and revenue within our LTL segment; expected load volumes, demand, gross margin, and technology with our Logistics segment; and expected asset efficiency and volumes within our Intermodal segment,
•future performance of our insurance businesses, including timing of our exit of the business, reinsurance strategies, and claims development,
•future capital structure, capital allocation, growth strategies and opportunities, costs, inflation, and liquidity,
•future capital expenditures, including nature and funding of capital expenditures, and
•the U.S. Xpress transaction, including future integration efforts and synergies and future operating performance and profitability.
Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, Annual Report on Form 10-K for the year ended December 31, 2022, and various disclosures in our press releases, stockholder reports, and Current Reports on Form 8-K.

9

Financial Statements

Condensed Consolidated Statements of Comprehensive Income (Unaudited) [1]

	Quarter Ended December 31,		Year-to-Date December 31,
	2023	2022	2023	2022
	(In thousands, except per share data)
Revenue:
Revenue, excluding truckload and LTL fuel surcharge	$1,692,179	$1,515,774	$6,308,169	$6,508,165
Truckload and LTL fuel surcharge	239,740	227,849	833,597	920,417
Total revenue	1,931,919	1,743,623	7,141,766	7,428,582
Operating expenses:
Salaries, wages, and benefits	699,237	528,072	2,479,759	2,173,933
Fuel	249,972	216,840	878,407	895,603
Operations and maintenance	129,887	104,347	473,491	422,872
Insurance and claims	185,326	139,149	609,536	455,918
Operating taxes and licenses	32,296	25,328	117,024	111,197
Communications	9,317	6,947	29,661	23,656
Depreciation and amortization of property and equipment	176,002	152,092	664,962	594,981
Amortization of intangibles	18,543	16,208	70,138	64,843
Rental expense	48,727	14,747	130,269	56,856
Purchased transportation	321,165	309,187	1,190,836	1,444,937
Impairments	2,236	—	2,236	810
Miscellaneous operating expenses	40,931	28,183	157,294	91,148
Total operating expenses	1,913,639	1,541,100	6,803,613	6,336,754
Operating income	18,280	202,523	338,153	1,091,828
Other (expenses) income:
Interest income	5,478	3,082	21,577	5,439
Interest expense	(40,301)	(20,099)	(127,100)	(50,803)
Other income (expense), net	6,844	5,535	37,659	(25,958)
Total other (expenses) income, net	(27,979)	(11,482)	(67,864)	(71,322)
(Loss) Income before income taxes	(9,699)	191,041	270,289	1,020,506
Income tax expense	1,294	42,445	54,768	249,388
Net (loss) income	(10,993)	148,596	215,521	771,118
Net loss attributable to noncontrolling interest	338	105	1,628	207
Net (loss) income attributable to Knight-Swift	$(10,655)	$148,701	$217,149	$771,325
Other comprehensive (loss) income	(167)	118	1,606	(1,873)
Comprehensive (loss) income	$(10,822)	$148,819	$218,755	$769,452

(Loss) Earnings per share:
Basic	$(0.07)	$0.93	$1.35	$4.75
Diluted	$(0.07)	$0.92	$1.34	$4.73

Dividends declared per share:	$0.14	$0.12	$0.56	$0.48

Weighted average shares outstanding:
Basic	161,376	160,701	161,188	162,260
Diluted	161,996	161,751	161,826	163,211
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1The reported results do not include the results of operations of U.S. Xpress and its subsidiaries prior to its acquisition by Knight-Swift on July 1, 2023 in accordance with the accounting treatment applicable to the transaction.

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Condensed Consolidated Balance Sheets (Unaudited) [1]

	December 31, 2023	December 31, 2022
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$168,545	$196,770
Cash and cash equivalents – restricted	297,275	185,792
Restricted investments, held-to-maturity, amortized cost	530	7,175
Trade receivables, net of allowance for doubtful accounts of $39,458 and $22,980, respectively	888,603	842,294
Contract balance – revenue in transit	12,246	15,859
Prepaid expenses	148,696	108,081
Assets held for sale	83,366	40,602
Income tax receivable	65,815	58,974
Other current assets	43,939	38,025
Total current assets	1,709,015	1,493,572
Property and equipment, net	4,616,399	3,835,043
Operating lease right-of-use assets	484,821	192,358
Goodwill	3,848,798	3,519,339
Intangible assets, net	2,058,882	1,776,569
Other long-term assets	152,850	134,785
Total assets	$12,870,765	$10,951,666

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$355,173	$220,849
Accrued payroll and purchased transportation	164,884	171,381
Accrued liabilities	220,350	81,528
Claims accruals – current portion	480,200	311,822
Finance lease liabilities and long-term debt – current portion	459,759	71,466
Operating lease liabilities – current portion	144,921	36,961
Total current liabilities	1,825,287	894,007
Revolving line of credit	67,000	43,000
Long-term debt – less current portion	1,223,021	1,024,668
Finance lease liabilities – less current portion	407,150	344,377
Operating lease liabilities – less current portion	371,407	149,992
Accounts receivable securitization	526,508	418,561
Claims accruals – less current portion	315,476	201,838
Deferred tax liabilities	951,749	907,893
Other long-term liabilities	79,086	12,049
Total liabilities	5,766,684	3,996,385
Stockholders’ equity:
Common stock	1,613	1,607
Additional paid-in capital	4,426,852	4,392,266
Accumulated other comprehensive loss	(830)	(2,436)
Retained earnings	2,659,755	2,553,567
Total Knight-Swift stockholders' equity	7,087,390	6,945,004
Noncontrolling interest	16,691	10,277
Total stockholders’ equity	7,104,081	6,955,281
Total liabilities and stockholders’ equity	$12,870,765	$10,951,666
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1The reported balances include U.S. Xpress and its subsidiaries as of December 31, 2023.

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Segment Operating Statistics (Unaudited)

Quarter Ended December 31,	Year-to-Date December 31,
2023	2022	Change	2023	2022	Change
Truckload [1]
Average revenue per tractor [2]	$48,907	$50,533	(3.2%)	$209,258	$210,469	(0.6%)
Non-paid empty miles percentage	13.9%	14.8%	(90	bps)	14.3%	14.6%	(30)	bps
Average length of haul (miles)	394	396	(0.5%)	393	395	(0.5%)
Miles per tractor	20,222	18,655	8.4%	85,233	76,502	11.4%
Average tractors	23,631	18,222	29.7%	20,948	18,110	15.7%
Average trailers [3]	96,085	78,686	22.1%	87,865	74,779	17.5%

LTL [4]
Shipments per day	19,300	17,254	11.9%	18,899	18,642	1.4%
Weight per shipment (pounds)	1,033	1,053	(1.9%)	1,048	1,068	(1.9%)
Average length of haul (miles)	567	525	8.0%	553	520	6.3%
Revenue per shipment	$199.30	$194.93	2.2%	$193.32	$188.03	2.8%
Revenue xFSC per shipment	$167.22	$155.66	7.4%	$163.10	$152.15	7.2%
Revenue per hundredweight	$ 19.29	$18.51	4.2%	$ 18.44	$17.61	4.7%
Revenue xFSC per hundredweight	$ 16.19	$14.78	9.5%	$ 15.56	$14.25	9.2%
Average tractors [5]	3,271	3,262	0.3%	3,201	3,176	0.8%
Average trailers [6]	8,595	8,549	0.5%	8,482	8,431	0.6%

Logistics [1]
Revenue per load [7]	$1,847	$1,994	(7.4%)	$1,724	$2,242	(23.1%)
Gross margin	17.8%	22.1%	(430	bps)	18.7%	21.9%	(320)	bps

Intermodal
Average revenue per load [7]	$2,695	$3,358	(19.7%)	$2,842	$3,546	(19.9%)
Load count	35,041	33,624	4.2%	144,471	136,967	5.5%
Average tractors	615	619	(0.6%)	639	613	4.2%
Average containers	12,582	12,490	0.7%	12,730	11,786	8.0%

1Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
2Computed with revenue, excluding fuel surcharge and intersegment transactions. In order to improve comparability, average tractors of 19,264 is used as the denominator in the average revenue per tractor and total miles per tractor calculations for year-to-date 2023, reflecting the pro-rata portion of the year for which U.S. Xpress' results of operations were reported following the close of the U.S. Xpress acquisition.
3Fourth quarter 2023 and 2022 includes 9,100 and 11,152 trailers, respectively, related to leasing activities recorded within our All Other Segments.
The year-to-date period ended December 31, 2023 and 2022 includes 8,724 and 8,249 trailers, respectively, related to leasing activities recorded within our All Other Segments.
4Operating statistics within the LTL segment exclude dedicated and other businesses.
5Our LTL tractor fleet includes 613 and 731 tractors from ACT's and MME's dedicated and other businesses for the fourth quarter of 2023 and 2022, respectively. Our LTL tractor fleet includes 611 and 711 tractors from ACT's and MME's dedicated and other businesses for the year-to-date period ended December 31, 2023 and 2022, respectively.
6Our LTL trailer fleet includes 560 and 1,002 trailers from ACT's and MME's dedicated and other businesses for the fourth quarter of 2023 and 2022, respectively. Our LTL trailer fleet includes 723 and 968 trailers from ACT's and MME's dedicated and other businesses for the year-to-date period ended December 31, 2023 and 2022, respectively.
7Computed with revenue, excluding intersegment transactions.

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Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted EPS," "Adjusted Operating Ratio," and "Free Cash Flow," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, Adjusted Operating Income, and Adjusted Operating Ratio as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. Management and the board of directors use Free Cash Flow as a key measure of our liquidity. Free Cash Flow does not represent residual cash flow available for discretionary expenditures. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted EPS, Adjusted Operating Ratio, and Free Cash Flow, are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

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Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio 1 2

	Quarter Ended December 31,		Year-to-Date December 31,
	2023	2022	2023	2022
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,931,919	$1,743,623	$7,141,766	$7,428,582
Total operating expenses	(1,913,639)	(1,541,100)	(6,803,613)	(6,336,754)
Operating income	$18,280	$202,523	$338,153	$1,091,828
Operating ratio	99.1%	88.4%	95.3%	85.3%

Non-GAAP Presentation
Total revenue	$1,931,919	$1,743,623	$7,141,766	$7,428,582
Truckload and LTL fuel surcharge	(239,740)	(227,849)	(833,597)	(920,417)
Revenue, excluding truckload and LTL fuel surcharge	1,692,179	1,515,774	6,308,169	6,508,165

Total operating expenses	1,913,639	1,541,100	6,803,613	6,336,754
Adjusted for:
Truckload and LTL fuel surcharge	(239,740)	(227,849)	(833,597)	(920,417)
Amortization of intangibles [3]	(18,543)	(16,208)	(70,138)	(64,843)
Impairments [4]	(2,236)	—	(2,236)	(810)
Legal accruals and loss contingencies [5]	(6,544)	—	(7,694)	(415)
Transaction fees [6]	—	—	(6,868)	—
Other acquisition related expenses [7]	(1,151)	—	(7,697)	—
Severance expense [8]	—	—	(5,151)	—
Change in fair value of deferred earnout [9]	—	—	3,359	—
Adjusted Operating Expenses	1,645,425	1,297,043	5,873,591	5,350,269
Adjusted Operating Income	$46,754	$218,731	$434,578	$1,157,896
Adjusted Operating Ratio	97.2%	85.6%	93.1%	82.2%

1     Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.
2    Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger, the ACT acquisition, the U.S. Xpress acquisition, and other acquisitions.
4    "Impairments" reflects the non-cash impairment:
•2023 impairments related to certain revenue equipment held for sale (within the Truckload segment) and terminated software projects (recorded within our All Other Segments, specifically related to our third-party insurance business).
•2022 impairment of building improvements (within our All Other Segments).
5    "Legal accruals and loss contingencies" are included in "Insurance and claims" and "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income and reflect the following:
•During the fourth quarter of 2023, the Company recorded estimated exposure for various legal matters. Additionally, the Company identified a probable loss contingency related to our third-party carrier insurance business included within our All Other segments. During the second and third quarters of 2023, legal expense reflects the increased estimated exposures for various accrued legal matters based on recent settlement agreements. First quarter 2023 legal expense reflects a decrease in the estimated exposure related to an accrued legal matter previously identified as probable and estimable in prior periods based on a recent settlement agreement.
•During the second and third quarters of 2022, the company decreased the estimated exposure related to a certain legal matters previously identified as probable and estimable in prior periods based on a recent settlement agreements. Additional 2022 legal costs relate to certain lawsuits arising from employee and contract related matters.
6    "Transaction fees" reflects certain legal and professional fees associated with the July 1, 2023 acquisition of U.S. Xpress. The transaction fees are primarily included within "Miscellaneous operating expenses" and "Salaries, Wages, and benefits"

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and with smaller amounts included in other line items in the condensed statements of comprehensive income.
7    "Other acquisition related expenses" represents one-time expenses associated with the U.S. Xpress acquisition, including certain severance expense, including the acceleration of stock compensation as well as other operating expenses. These are primarily included within "Salaries, wages, and benefits" in the condensed statements of comprehensive income.
8    "Severance expense" is included within "Salaries, wages, and benefits" in the condensed statements of comprehensive income.
9    "Change in fair value of deferred earnout" reflects the benefits for the change in fair value of deferred earnouts related to various acquisitions in the prior years, which are recorded in "Miscellaneous operating expenses."

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Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS 1 2

	Quarter Ended December 31,		Year-to-Date December 31,
	2023	2022	2023	2022
	(Dollars in thousands, except per share data)
GAAP: Net (loss) income attributable to Knight-Swift	$(10,655)	$148,701	$217,149	$771,325
Adjusted for:
Income tax expense attributable to Knight-Swift	1,294	42,445	54,768	249,388
(Loss) Income before income taxes attributable to Knight-Swift	(9,361)	191,146	271,917	1,020,713
Amortization of intangibles [3]	18,543	16,208	70,138	64,843
Impairments [4]	2,236	—	2,236	810
Legal accruals and loss contingencies [5]	6,544	—	7,694	415
Transaction fees [6]	—	—	6,868	—
Other acquisition related expenses [7]	1,151	—	7,697	—
Severance expense [8]	—	—	5,151	—
Change in fair value of deferred earnout [9]	—	—	(3,359)	—
Adjusted income before income taxes	19,113	207,354	368,342	1,086,781
Provision for income tax expense at effective rate [10]	(4,645)	(46,177)	(89,603)	(265,585)
Non-GAAP: Adjusted Net (Loss) Income Attributable to Knight-Swift	$14,468	$161,177	$278,739	$821,196

Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter Ended December 31,		Year-to-Date December 31,
	2023	2022	2023	2022
GAAP: (Loss) Earnings per diluted share	$(0.07)	$0.92	$1.34	$4.73
Adjusted for:
Income tax expense attributable to Knight-Swift	0.01	0.26	0.34	1.53
(Loss) Income before income taxes attributable to Knight-Swift	(0.06)	1.18	1.68	6.25
Amortization of intangibles [3]	0.11	0.10	0.43	0.40
Impairments [4]	0.01	—	0.01	—
Legal accruals and loss contingencies [5]	0.04	—	0.05	—
Transaction fees [6]	—	—	0.04	—
Other acquisition related expenses [7]	0.01	—	0.05	—
Severance expense [8]	—	—	0.03	—
Change in fair value of deferred earnout [9]	—	—	(0.02)	—
Adjusted income before income taxes	0.12	1.28	2.28	6.66
Provision for income tax expense at effective rate [10]	(0.03)	(0.29)	(0.55)	(1.63)
Non-GAAP: Adjusted EPS	$0.09	$1.00	$1.72	$5.03

1Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted Net Income Attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.
5Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.
6Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 6.
7Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 7.
8Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 8.
9Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 9.

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10For the fourth quarter and year-to-date of 2023, an effective tax rate of 24.3% was applied in our Adjusted EPS calculation. The change in the effective tax rate was primarily impacted by the change in pre-tax income based on the adjustments presented in Adjusted Net Income Attributable to Knight-Swift. For the year-to-date 2023, the effective tax rate was normalized to exclude the third quarter 2023 tax benefit from the partial release of the pre-acquisition allowance associated with the U.S. Xpress net operating loss and tax credit carryforward benefits.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1]

	Quarter Ended December 31,		Year-to-Date December 31,
Truckload Segment [2]	2023	2022	2023	2022
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,351,970	$1,101,040	$4,698,655	$4,531,115
Total operating expenses	(1,286,164)	(941,674)	(4,400,678)	(3,784,534)
Operating income	$65,806	$159,366	$297,977	$746,581
Operating ratio	95.1%	85.5%	93.7%	83.5%
Non-GAAP Presentation
Total revenue	$1,351,970	$1,101,040	$4,698,655	$4,531,115
Fuel surcharge	(195,940)	(179,878)	(665,711)	(718,155)
Intersegment transactions	(307)	(345)	(1,890)	(1,361)
Revenue, excluding fuel surcharge and intersegment transactions	1,155,723	920,817	4,031,054	3,811,599

Total operating expenses	1,286,164	941,674	4,400,678	3,784,534
Adjusted for:
Fuel surcharge	(195,940)	(179,878)	(665,711)	(718,155)
Intersegment transactions	(307)	(345)	(1,890)	(1,361)
Amortization of intangibles [3]	(2,329)	(354)	(5,576)	(1,325)
Impairments [4]	(656)	—	(656)	—
Other acquisition related expenses [5]	(1,151)	—	(7,697)	—
Severance [6]	—	—	(2,636)	—
Adjusted Operating Expenses	1,085,781	761,097	3,716,512	3,063,693
Adjusted Operating Income	$69,942	$159,720	$314,542	$747,906
Adjusted Operating Ratio	93.9%	82.7%	92.2%	80.4%

1     Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2    Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in historical Knight acquisitions and the U.S. Xpress acquisition.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.
5Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 7.
6Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 8.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1] — (Continued)

	Quarter Ended December 31,		Year-to-Date December 31,
LTL Segment	2023	2022	2023	2022
GAAP Presentation	(Dollars in thousands)
Total revenue	$275,877	$251,967	$1,082,454	$1,069,554
Total operating expenses	(246,092)	(226,361)	(963,574)	(942,945)
Operating income	$29,785	$25,606	$118,880	$126,609
Operating ratio	89.2%	89.8%	89.0%	88.2%
Non-GAAP Presentation
Total revenue	$275,877	$251,967	$1,082,454	$1,069,554
Fuel surcharge	(43,800)	(47,971)	(167,886)	(202,262)
Revenue, excluding fuel surcharge	232,077	203,996	914,568	867,292

Total operating expenses	246,092	226,361	963,574	942,945
Adjusted for:
Fuel surcharge	(43,800)	(47,971)	(167,886)	(202,262)
Amortization of intangibles [2]	(3,920)	(3,958)	(15,680)	(15,930)
Adjusted Operating Expenses	198,372	174,432	780,008	724,753
Adjusted Operating Income	$33,705	$29,564	$134,560	$142,539
Adjusted Operating Ratio	85.5%	85.5%	85.3%	83.6%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the ACT and MME acquisitions.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1] — (Continued)

	Quarter Ended December 31,		Year-to-Date December 31,
Logistics Segment [2]	2023	2022	2023	2022
GAAP Presentation	(Dollars in thousands)
Total revenue	$164,535	$179,333	$582,250	$920,707
Total operating expenses	(153,867)	(156,200)	(538,832)	(786,765)
Operating income	$10,668	$23,133	$43,418	$133,942
Operating ratio	93.5%	87.1%	92.5%	85.5%
Non-GAAP Presentation
Total revenue	$164,535	$179,333	$582,250	$920,707
Intersegment transactions	—	(6,178)	(4,555)	(10,098)
Revenue, excluding intersegment transactions	164,535	173,155	577,695	910,609

Total operating expenses	153,867	156,200	538,832	786,765
Adjusted for:
Intersegment transactions	—	(6,178)	(4,555)	(10,098)
Amortization of intangibles [3]	(610)	(333)	(1,613)	(1,336)
Adjusted Operating Expenses	153,257	149,689	532,664	775,331
Adjusted Operating Income	$11,278	$23,466	$45,031	$135,278
Adjusted Operating Ratio	93.1%	86.4%	92.2%	85.1%

	Quarter Ended December 31,		Year-to-Date December 31,
Intermodal Segment	2023	2022	2023	2022
GAAP Presentation	(Dollars in thousands)
Total revenue	$94,431	$112,916	$410,549	$485,786
Total operating expenses	(98,884)	(106,925)	(421,056)	(437,619)
Operating (loss) income	$(4,453)	$5,991	$(10,507)	$48,167
Operating ratio	104.7%	94.7%	102.6%	90.1%
Non-GAAP Presentation
Total revenue	$94,431	$112,916	$410,549	$485,786
Intersegment transactions	—	—	—	(47)
Revenue, excluding intersegment transactions	94,431	112,916	410,549	485,739

Total operating expenses	98,884	106,925	421,056	437,619
Adjusted for:
Intersegment transactions	—	—	—	(47)
Adjusted Operating Expenses	98,884	106,925	421,056	437,572
Adjusted Operating (Loss) Income	$(4,453)	$5,991	$(10,507)	$48,167
Adjusted Operating Ratio	104.7%	94.7%	102.6%	90.1%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2    Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the UTXL acquisition.

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Non-GAAP Reconciliation (Unaudited):
Free Cash Flow 1 2

Year-to-Date December 31, 2023

GAAP: Cash flows from operations	$1,161,676
Adjusted for:
Proceeds from sale of property and equipment, including assets held for sale	292,627
Purchases of property and equipment	(1,071,611)
Non-GAAP: Free cash flow	$382,692

1Pursuant to the requirements of Regulation G, this table reconciles GAAP cash flows from operations to non-GAAP Free Cash Flow.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.

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